                                                                    EXHIBIT 10.1



NOTE: INFORMATION IN THIS DOCUMENT MARKED WITH AN "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                          JOINT DEVELOPMENT AGREEMENT
                          AGREEMENT NUMBER 4998CR0349

This agreement, dated as of October 23, 1998 ("Effective Date"), and its attachments, which are incorporated by reference, ("Agreement") is entered into by and between The Santa Cruz Operation, Incorporated, a California corporation ("SCO") having an office for the transaction of business at 400 Encinal Street, Santa Cruz, California 95060, and International Business Machines Corporation, a New York corporation ("IBM") having an office for the transaction of business at 11400 Burnet Road, Austin Texas 78758.

Whereas, IBM and SCO believe that each company has complementary skills, experience and technology to extend and evolve existing UNIX operating systems designed to operate on the 32-bit and 64-bit Intel architecture platforms;

Whereas, pursuant to this Agreement, IBM and SCO desire to undertake specific development projects to design and further develop an IA-32 Product and IA-64 Product as further defined below. Through these projects the parties expect to enable innovative new open systems computer technologies and products more rapidly and efficiently than either party could achieve independently;

Whereas, each party expects to market products based on this development work and to work toward the goal of creating and participating in a high volume UNIX marketplace, bringing significant benefits to each party, its customers and the computer industry;

Now, therefore, in consideration of the mutual provisions contained herein, SCO and IBM (the "Parties") agree to the following terms and conditions.

1.0 DEFINITIONS:

1.1 "Code" shall mean computer or controller programming code. Unless specifically agreed otherwise, Code shall include Object Code and Source Code. Code shall include any Maintenance Modifications that one party may be obligated to deliver to the other party for use with Code.

        "Object Code" shall mean Code, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly.

        "Source Code" shall mean Code, other than Object Code, and Documentation related to such Source Code, comments and procedural code, such as job control language, which may be printed out or displayed in human readable form.

1.2 "Deliverables" shall mean the Licensed Materials, Project Work, and Documentation under any Project Supplement. Deliverables shall be IBM Deliverables or SCO Deliverables or both, as the content requires.


                              SCO/IBM CONFIDENTIAL

1.3 "Derivative Work" shall mean a work which is based upon one or more pre-existing works, such as a revision, enhancement, modification, translation, abridgment, condensation, expansion, compilation, or any other form in which such preexisting works may be recast, transformed, adapted, or included, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement.

1.4 Design Environment" shall mean the following items, information or data (including without limitation applicable Licensed SCO Materials or Licensed IBM Materials) used by the parties to design, develop, integrate, test or maintain and modify any Deliverable:

        (a) methodologies, standards, specifications, process formats and ground rules used for design, integration, test and maintenance;

        (b) "Design Tools" which comprise Code and Documentation of software tools, including without limitation, software tools for designing, coding, editing, assembling, translating, compiling, building, linking, performance measuring, monitoring, tuning and testing Deliverables.

1.5 "Design Environment Specification" shall mean the portion of the Project Work that may, as applicable, specify the content, architecture, functionality performance, size and structure, format, programming language, application binary interfaces, programming interfaces, user interfaces, other compatibility specifications, standards compliance, prerequisites, usability, quality, reliability, third party source (if applicable) and other characteristics of the Design Environment.

1.6 "Distributor" shall mean any third party (including, without limitation, agents, ISPs, OEMs, resellers, dealers, sales representatives or distributors) that is authorized by a party to this Agreement, their Subsidiaries or Distributors to license or distribute products of the respective party or third party products, with or without either party's logo. Distributors shall be chosen by either party and their Distributors, at their sole discretion.

1.7 "Documentation" shall mean all written or machine-readable materials related to Code including, but not limited, to user manuals, instructions, descriptions and any other written or electronically stored materials, and any applicable Enhancements and Maintenance Modifications thereto.

1.8 "Enhancements" shall mean changes, additions or improvements, other than Maintenance Modifications, to Code and/or to Documentation that improve functions, add new functions, or improve performance by changes to system design or coding.

1.9 "IA-32 Product" shall mean the UNIX operating system that is designed to run on Intel architecture and compatibles and which consists of SCO's UnixWare 7 with the addition of Licensed IBM Materials and any additional Project Work developed under this Agreement.

1.10 "IA-64 Product" shall mean the UNIX operating system that is designed to run on Intel architecture and compatibles and which consists of IBM's AIX operating system with the addition of Licensed SCO Materials and any additional Project Work developed under this Agreement.


                              SCO/IBM CONFIDENTIAL

1.11 "Invention" shall mean any idea, concept, know-how, technique, discovery or improvement conceived or first actually reduced to practice solely or jointly by one or more employees of either party or jointly by one or more employees of the parties, in the course of performance of this Agreement.

1.12 "Licensed Independent Materials" shall mean any Code and Documentation of either party which is created by such party outside of the development activities of a Project Supplement, and any Enhancements and Maintenance Modifications thereto included in the Deliverables under a Project Supplement. Licensed Independent Materials may also include development tools owned by either party and provided pursuant to a Project Supplement.

1.13 "Licensed Materials" shall mean Licensed IBM Materials and Licensed SCO Materials which are included in the Deliverables under a Project Supplement but which are not Project Work.

        "Licensed IBM Materials" shall mean any part or all of, IBM Licensed Independent Materials, IBM Third Party Materials, and IBM Related Written Materials.

        "Licensed SCO Materials" shall mean any part of or all of, SCO Licensed Independent Materials, SCO Third Party Licensed Materials, and SCO Related Written Materials.

1.14 "Maintenance Modification" shall mean any modification or revision to Code or to Documentation, other than an Enhancement, that corrects an error or deficiency or provides any other incidental corrections .

1.15 "Product Roadmap" shall mean the schedule, sequence and description for developing new versions and new releases to the IA-32 Product and the IA-64 Product. A new version of the IA-32 Product and IA-64 Product shall occur when sufficient upgrades and enhancements to the functionality and performance of the IA-32 Product and IA-64 Product are added to such products such that the numerical designation is changed in accordance with the agreed-to Product Roadmap. Such numerical designation shall occur before a decimal point. A new release of the IA-32 Product and the IA-64 Product shall occur when interim Maintenance Modifications, product fixes and minor functional enhancements are added to the product such that the parties agree that a new numerical designation after a decimal point shall be added to the version numerical designation for the Product Roadmap.

1.16 "Project Supplement" shall mean the Project Supplement(s) executed by the parties and attached to the Agreement.

1.17 "Project Work" shall mean the Code, Documentation, and other items created by IBM or SCO or both, pursuant to a Project Supplement, and any Enhancements and Maintenance Modifications thereto. Project Work does not include any Licensed Materials.

        "IBM Project Work" shall mean the Code, Documentation, and other items created by IBM pursuant to a Project Supplement and any Enhancements and Maintenance Modifications thereto.

        "SCO Project Work" shall mean the Code, Documentation, and other items created by SCO pursuant to a Project Supplement and any Enhancements and Maintenance Modifications thereto.



                              SCO/IBM CONFIDENTIAL

1.18 "Project Work Specification" shall mean the Software Specifications and Design Environment Specifications.

1.19 "Related Written Materials" shall mean all written materials furnished hereunder by either party and any applicable Enhancements and Maintenance Modifications thereto, other than Documentation, including materials useful for demonstration and training, determining performance, productivity and economic justification or otherwise useful in designing (including design documentation), developing, testing, maintaining and marketing the Code and Documentation.

1.20 "Software Specifications" shall mean that portion of the Deliverables which specifies the content, architecture, functionality, performance, size and structure, format, programming language, programming interfaces, user interfaces, other compatibility specifications, standards compliance, prerequisites, usability, quality, reliability, third party source (if applicable) and other characteristics of the Code contained in the Deliverables.

1.21 "Subsidiary" is an entity during the time that more than 50% of its voting stock is owned or controlled, directly or indirectly, by another entity. If there is no voting stock, a Subsidiary is an entity during the time that more than 50% of its decision-making power is controlled, directly or indirectly, by another entity.

1.22 "Third Party Licensed Materials" shall mean either IBM Third Party Licensed Materials or SCO Third Party Licensed Materials.

        "IBM Third Party Licensed Materials" shall mean any Code or Documentation licensed to IBM from a third party which IBM makes a part of the Licensed Materials, and any applicable Enhancements and Maintenance Modifications thereto.

        "SCO Third Party Licensed Materials" shall mean any Code or Documentation licensed to SCO from a third party which SCO makes a part of the Licensed Materials, and any applicable Enhancements and Maintenance Modifications thereto.

2.0     OWNERSHIP AND LICENSES:

(a)     Joint Ownership

        All IBM and SCO jointly created Project Work shall be jointly owned by SCO and IBM, including ownership of associated copyrights or confidential information. Each party shall be free in all respects to exercise or dispose of any or all of its ownership rights in the jointly created Project Work without accounting to the other party.

(b)     Sole Ownership

        1. IBM (or its third party suppliers) retains sole ownership of IBM Project Work and IBM Licensed Materials.

        2. SCO (or its third party suppliers) retains sole ownership of SCO Project Work and Licensed SCO Materials.


                              SCO/IBM CONFIDENTIAL

        3. Nothing in this Agreement shall be deemed to transfer ownership of any portion of the Licensed Materials or each party's Project Work from one party (or its third party suppliers) to the other party. Subject to the terms, conditions, and licenses of the Agreement, the owning party shall be free in all respects to exercise or dispose of any or all of its ownership rights in such portions of the Licensed Materials or Project Work, without accounting to the other party.

(c)     License to SCO of Licensed IBM Materials and IBM Project Work

        1. The license grants contained in this section shall apply to all IBM Third Party Licensed Materials unless different terms for a specific item of IBM Third Party Licensed Materials are specified in a Project Supplement. Any such different license terms must, at a minimum, provide a worldwide, nonexclusive right and license consistent with the terms of the license grants contained in this section for the purpose of inclusion with, use and distribution of the IA-32 Product and the IA-64 Product. Any separate license grant for any item of the IBM Third Party Licensed Materials contained in a Project Supplement which is more limited than the license grants contained in this section must be applicable only to items which are separable from other code in the Deliverable.

        2. Subject to Section (c) (1) above regarding third party or other restrictions, IBM hereby grants to SCO a worldwide, non-exclusive, royalty free (subject to the royalty provisions set forth below), perpetual and irrevocable (subject to Section 14.0, "Termination") right and license under IBM's and applicable third parties' copyrights, to the extent IBM has the right to grant such rights, and any trade secrets or confidential information in the Licensed IBM Materials and IBM Project Work which are included in the Deliverables to (i) prepare or have prepared Derivative Works, (ii) use, execute, reproduce, display and perform the Licensed IBM Materials and IBM Project Work and Derivative Works thereof, (iii) sublicense and distribute the Licensed IBM Materials and IBM Project Work and Derivative Works thereof either directly or through Distributors, in the form of Source Code, Object Code, Documentation, and/or in any other form whatsoever, and (iv) grant licenses, sublicenses, and authorizations to others (including without limitation SCO Subsidiaries, Distributors and any other third parties), on a non-exclusive basis that is equal to the scope of the licenses granted hereunder, limited only as specifically described in Section (e) below The rights and licenses granted in this Section (c)(2), with respect to the IA-64 Product, shall be limited to use and distribution solely in connection with SCO products designed to operate on the Intel Architecture or with a single Special Purpose Processor. Designed to operate on the Intel Architecture shall mean designed to run on an the Intel X86, Pentium, Pentium Pro, Merced or their successors or compatible microprocessors without recompiling. Special Purpose Processor means a processor that is
                (i) for a single pre-defined embedded special purposes application, and (ii) does not allow the end user to run the system as a General Purpose Computer System, either directly or indirectly. General Purpose Computer System means a commercially available system which is intended to be reprogrammable by the end user and is either (i) intended for primary use as a general purpose business computer, a personal computer, or a scientific/technical workstation; or (ii) part of a network configuration whose primary purpose is for executing general application programs supporting general business, personal or scientific/technical activities.



                              SCO/IBM CONFIDENTIAL

(d)     License to IBM of Licensed SCO Materials and SCO Project Work

        1. The license grants contained in this section shall apply to all SCO Third Party Licensed Materials unless different terms for a specific item of SCO Third Party Licensed Materials are specified in a Project Supplement. Any such different license terms must, at a minimum, provide a worldwide, nonexclusive right and license consistent with the terms of the license grants contained in this section for the purpose of inclusion with, use and distribution of the IA-32 Product and the IA-64 Product. Any separate license grant for any item of the SCO Third Party Licensed Materials contained in a Project Supplement which is more limited than the license grants contained in this section must be applicable only to items which are separable from other code in the Deliverable.

        2. Subject to Section (d) (1) above regarding third party or other restrictions, SCO hereby grants to IBM a worldwide, non-exclusive, royalty free (subject to the royalty provisions set forth below), perpetual and irrevocable (subject to Section 14.0, "Termination") right and license under SCO's and applicable third parties' copyrights, to the extent SCO has the right to grant such rights, and any trade secrets or confidential information in the Licensed SCO Materials and SCO Project Work which are included in Deliverables to (i) prepare or have prepared Derivative Works, (ii) use, execute, reproduce, display and perform the Licensed SCO Materials and SCO Project Work and Derivative Works thereof, (iii) sublicense and distribute the Licensed SCO Materials and SCO Project Work and Derivative Works thereof either directly or through Distributors, in the form of Source Code, Object Code, Documentation, and/or in any other form whatsoever, and (iv) grant licenses, sublicenses, and authorizations to others (including without limitation IBM Subsidiaries, Distributors and any other third parties), on a non-exclusive basis that is equal to the scope of the licenses granted hereunder, limited only as specifically described in Section (e) below.

(e)     Source Code Sublicensing

        With respect to either party's Licensed Materials and Project Work contained in the IA-64 Product (as described in applicable Project Supplements), both parties rights to sublicense Source Code to third parties under the sections (c)(2) and (d)(2) above, shall be limited in the following manner:

        When IBM sublicenses the IA-64 Product containing Licensed SCO Materials and/or SCO Project Work in Source Code form or when SCO sublicenses the IA-64 Product containing Licensed IBM Materials and/or IBM Project Work in Source Code form, the parties shall not grant the third party the right to further grant source sublicenses to the other party's Licensed Materials or Project Work. Further, when licensing such Source Code, both parties shall only grant the right to create Derivative Works required for the following purposes:

                1. Maintenance and support;

                2. Translation and localization;

                3. Porting, optimization and extensions;

                4. Any other Derivative Works agreed to by SCO and IBM.


                              SCO/IBM CONFIDENTIAL

3.0     TRADEMARKS/BRANDING

        The parties agree that they will designate a name or common set of trademarks to describe the family of UNIX operating system products developed and/or licensed under this Agreement. The parties will have a plan for such trademarks agreed to within a target date of 365 days from the Effective Date of this Agreement, but in any event such plan shall be agreed to and implemented before announcement of the IA-64 Product. In the event the parties are unable to agree on such trademarks, neither party shall be deemed in breach of this Agreement. Each party hereby grants to the other party a license to the necessary trademark(s) identified in such agreed to plan. The terms of such trademark license shall be fully described as part of the plan referenced herein.

4.0     PRODUCT ROADMAP

        A Product Roadmap for the IA-32 Product and the IA-64 Product will be agreed to no later than the time period associated with execution of Project Supplements A and B and will be attached hereto as Exhibit A. Any modifications to the Product Roadmap shall be handled in accordance with the Project Management process described in Section 8 below. The parties agree to commit the necessary resources to execute the agreed-to Product Roadmap.

5.0     PROJECT SUPPLEMENTS AND DEVELOPMENT OF PROJECT WORK:

5.1     Purpose and Effect of Project Supplements

        The purpose of each Project Supplement is to set forth the parties required contributions to execute on the agreed-to Product Roadmap, including delivery and licensing of Licensed Materials, application of development resources, and delivery of the Project Work, and any variation from the application of the terms and conditions of this Agreement to such Licensed Materials or the Project Work. Project Supplements will be created which cover all development and integration of all contributions to the IA-32 Product and the IA-64 Product during the term of this Agreement. Unless mutually agreed otherwise in the Project Supplement, SCO agrees to reimburse IBM for development resources and technical support provided by IBM under the IA-32 Project Supplement according to the terms of such Project Supplement. The terms of such reimbursement will include the development rate of [*] per person year and other terms as may be mutually agreed to in the Project Supplement. Additional Project Supplements may be created or amended to cover any other mutually agreed to development activities.

5.2     Content of Project Supplements

        The initial Project Supplement A will address development of the IA-32 Product.. The initial Project Supplement B will address development of the IA-64 Product. The initial Project Supplements A and B are planned to be executed no later than 60 days after execution of this Agreement. The parties agree to create a template which will serve as a checklist for determining the content of subsequent Project Supplements. Each Project Supplement shall generally contain a statement of purpose and description of the following for that project:



                              SCO/IBM CONFIDENTIAL

        a. the Deliverables, including the method and form of delivery and minimum delivery requirements;

        b. the Design Environment to be used for development of each Deliverable, including any development tools which are not Licensed Materials;

        c. assignment of development responsibilities between the parties for each item, including any development of test plans and completion criteria.

        d. planned schedule for completion and delivery of Deliverables, including any applicable milestones and checkpoints;

        e. estimated development resources to be applied by each party to prepare the Deliverables assigned under the Project Supplement and to provide level 3 support and Maintenance Modifications;

        f. identification of any Licensed Materials, dependencies or third party encumbrances or prerequisite licenses;

        g. additional information or terms and conditions as may be mutually agreed;

        h. number, location and areas of development for development location(s);

        i.      provision for written and oral progress reports; and

        j.      acceptance standards for Deliverables and/or reports, including
                (i) documentation, specifications and standards, (ii) quality standards, (iii) performance specifications and (iv) usability and architecture requirements



                              SCO/IBM CONFIDENTIAL

6.0     DELIVERY OF LICENSED MATERIALS

6.1     Deliveries of Licensed Independent Materials

        As soon as reasonably possible after execution of any Project Supplement (unless otherwise stated in the Project Supplement), the licensor shall deliver to the licensee one copy of any Licensed Independent Materials specified in such Project Supplement, in the form as they then exist.

6.2     Access to and Delivery of Licensed Materials and Project Work

        Subject to any third party restrictions identified and accepted in a Project Supplement, each party is entitled to full free and continuous access to all Licensed Materials and Project Work, both at the time of completion and while under development pursuant to a Project Supplement. IBM and SCO will provide electronic means for providing such access and for exchanging the Deliverables. In addition, upon request, the party responsible for developing a Deliverable that is under development shall promptly deliver a tangible copy to the requesting party. Each party may make such requests as frequently as necessary to reasonably achieve its own development or product goals as set forth in a Project Supplement.

6.3     Offer and Delivery of Enhancements

        During the term of the Agreement, each party shall, on an ongoing basis, provide to the other party Enhancements to Deliverables and the Design Environment as they are completed.

7.0     ACCEPTANCE OF DELIVERABLES

7.1 Payment of royalties or invoices will not be deemed acceptance of Deliverables, but rather such Deliverables will be subject to inspection, test and rejection. Each party's Deliverables may be tested by the receiving party in accordance with the process generally outlined in each Project Supplement, which may set forth the completion criteria, testing method, test period and test cases which apply to Deliverables under that Project Supplement (the "Acceptance Process"). Further details of the Acceptance Process for a particular Project Supplement may be established by the parties after execution of the Project Supplement on a schedule set forth in the Project Supplement.

7.2 The receiving party shall provide to the contributing party written notification of its acceptance or rejection of the contributing party's Deliverables. In the case of rejection or partial or conditional acceptance, such notification shall state the reasons for the receiving party's determination. In the event the contributing party does not cure the deficiencies stated in the notification, the receiving party may, at its reasonable sole option, cure the deficiencies in any such unacceptable Deliverables of the contributing party and make reasonable adjustments to the receiving party's royalty obligations under Section
        12.0 Royalties based on a calculation of their non recurring engineering charges applied to cure such deficiencies.

8.0     PROJECT MANAGEMENT



                              SCO/IBM CONFIDENTIAL

        Overview: The purpose of this Project Management process is to describe the levels of project management, the authority of management at each level to make certain decisions under the applicable Project Supplement as well as across Project Supplements and the process by which those decisions will be made. As further described below, certain decisions will be made by the Technical Managers of each company named in each Project Supplement, subject to further escalation to the Project Managers. If the Project Managers are unable to agree on such matters, the matter may be further escalated to the Executive Level of management. If such Executive Level of management is unable to come to a resolution, the process described in 8.2(d) below shall apply.

8.1     Management Levels

        Project Management for each Project Supplement will include three levels:

        (a)     Executive Level

        (b)     Project Level

        (c)     Technical Level

        The individuals assigned to the Technical Level of project management from SCO and IBM will be identified in the Project Supplement.

8.2     Executive Level Management

        a. The Executive Level management is the ultimate management level from which the overall projects are managed and directed. They broadly define the project goals, functional requirements, resources assigned to the projects, with specific scope where required. The Executive Level of management shall be as follows:

                For IBM:   [*]        For SCO:  [*]

        b. The Executive Level management sets the Product Roadmap, strategic direction, monitors results, and agrees to high-level project changes via an Executive Change Control Process, and makes the ultimate decisions to resolve project direction and contract interpretations. Executives will communicate with one another as required and will meet periodically to review status of the project. The timing of these executive meetings is expected to be quarterly and executives may be represented by an authorized substitute. At a minimum, executive review meetings will address:

                        1.      Project Supplement status;

                        2.      Schedule status and outlooks;

                        3.      Action items from previous meetings; and

                        4.      Project issues and disputes, if any.

        c. The Executives, or their authorized representatives must be present at an executive review meeting in order for program level decisions to be made. All decisions require mutual agreement of the Executives. The Executives are the decision makers on project level concerns. The following are areas reserved for decisions either through an executive review meeting or by these same Executives, or their authorized representatives, operating as part of the Executive Change Control Process, (described below):



                              SCO/IBM CONFIDENTIAL

                (i) changes to the Product Roadmap, after it has been placed under change control;

                (ii) changes to project schedule dates which exceed an amount specified by the Executive Level management;

                (iii) changes to required resources which exceed a percent specified by the Executive Level management of original estimate;

                (iv) changes to the assignment of work responsibilities between the parties;

                (v) confirmation that milestones and other schedule events and project checkpoints have been achieved;

                (vi)    changes to the Change Control Processes described in
                        Section 8.7 through 8.10 hereof; and

                (vii)   setting product requirement objectives

        (d) If, pursuant to the procedures set forth herein, the Executives are unable to reach the necessary agreement concerning a matter within their responsibility hereunder to decide, the following results shall occur and shall be binding upon the parties;

                (A) if the Executives are unable to agree to proposed changes in a Project Supplement, neither party is required to apply its development personnel under the affected Project Supplement. However, all other obligations under this Agreement remain unchanged.

                (B) if the Executives are unable to agree to proposed changes in the Product Roadmap, neither party is required to apply any or all of its development personnel under any or all of the Project Supplements. However, all other obligations under this Agreement remain unchanged.

                (C) if a party withdraws their development resources under subparts (A) and (B) above, the other party may make a reasonable royalty adjustment via a royalty credit against royalties payable under Section 12.0, Royalties, based on a reasonable assessment of the value of the development personnel withdrawn from the Project Supplement(s).

        (e) All reviews at the executive level will be completed only after concurrence of the executives, or their authorized representatives, is obtained.

8.3     Project Level Management

        (a) For Project Supplements, the Project Level management shall consist of one Project Manager appointed by each company as follows:

                For IBM:   [*]       For SCO:   [*]



                              SCO/IBM CONFIDENTIAL

        (b)     The Project Managers will engage in the following activities:

                (i) overall Project Level leadership and project management for the applicable Project Supplement;

                (ii) reviewing and tracking project accomplishments against the formal plan and schedule;

                (iii) acting as primary senior management interface between IBM and SCO for the projects;

                (iv) overall coordination with the Technical Manager of their company's participation in the projects, management guidance for their company's personnel, and ensuring that their company's project efforts and Deliverables conform to the detailed Project Work Specification and other formal plans and schedules;

                (v) reviewing changes to the assignment of work responsibilities between the parties; and

                (vi)    changes to the Change Control Processes described in
                        Section 8.7 through 8.10 hereof.

8.4     Technical Level Management

        (a) The Technical Level management shall consist of a SCO-appointed Technical Manager and an IBM-appointed Technical Manager named in the Project Supplement;

        (b) The Project Managers, will provide guidance to the Technical Managers of both companies to ensure execution of the Project Supplement. This will clearly define the lines of technical management guidance, consistent with either IBM's or SCO's overall responsibility to ensure the successes of each project. The IBM and SCO Technical Managers will cooperate on a peer-level basis in order to define, implement, verify, review and track their cooperatively made joint schedules. The IBM and SCO Technical Managers will cooperate to ensure that the appropriate people in each company are each aware of, and can influence, any and all of the developments and proposed changes. All development activity at this level must be understood and agreed upon by the appropriate Technical Managers identified in the Project Supplement. In instances of unresolved disagreement, either the IBM or the SCO-appointed Technical Managers can escalate to the Project Level of Management for a review and decision.

8.5     Responsibilities of Each Level of Management

        (a)     Executive Level management responsibilities include:

                (i) overall executive review and resolution of issues as documented in Section 8.2 (c); and



                              SCO/IBM CONFIDENTIAL

                (ii)    provide guidance to Project Level management.

        (b)     Project Level management responsibilities include:

                (i)     manage the overall implementation of a Project
                        Supplement;

                (ii) ensure overall consistency of all Project Work Specifications, schedules and plans;

                (iii)   act as an escalation point for Technical Managers

                (iv) ensure completion of all Deliverables identified in the Project Supplement

                (v) assessing proposed changes and make recommendations to the executive level where appropriate;

                (vii)   meeting committed project key dates;

                (viii)  meeting project/product cost objectives;

                (ix) participation in Executive Level reviews and decision meetings;

                (x)     managing work sharing between the parties;

                (xi) managing inter-company issues and initiation and escalation to the Executive Level when necessary;

        (d) If a decision exceeds Project Level responsibilities, (slippage of key scheduled events, requirements for extra resources, etc.), notification will be made to the Executive Level.

        (e) Within the responsibilities of the Project Level, consensus will be reached for decisions and corrective actions, where possible. If no consensus can be reached, either Project Manager may take the initiative to escalate the dispute to the Executive level.

        (f)     Technical Level responsibilities include:

                (i) initiation of detailed project design concepts and technical reviews;

                (ii)    work assignments of their respective personnel;

                (iii)   performance of the design implementations;

                (iv) technical management of their respective development activities;

                (v)     coordination of relevant programming group activities;

                (vi)    preparation of design status reports;



                              SCO/IBM CONFIDENTIAL

                (vii)   participate in design and program reviews;

                (viii) identification to the Project level any projected or actual deviations from the Project Work Specifications, acceptance criteria, costs, resources, schedules and definitions, and agreement terms and conditions;

                (ix)    document design results;

                (x) produce data to verify compliance to specifications and targets;

                (xi)    report development status to the Project Managers;

                (xii)   lead technical meetings

                (xiii) proposing their company's formal detailed requests for Project Work Specifications and updates and reviewing the other company's proposals;

                (xiv) proposing their company's desired design decisions and reviewing the other company's proposal;

                (xv) proposing changes to the Project Work Specifications (after it has been placed under change control).

                (xvi)   verification of compliance to:

                        (A) Project Work Specifications

                        (B) performance targets

                        (C) standards; and

                (xvii) establishing and managing a mutually agreed formal and informal communications process to include design reviews, status meetings, reports and necessary documentation.


        (g) If decisions exceed Technical Level responsibilities, Technical Managers will involve Project Level Management for resolution; and

        (h) Within the responsibilities of the Technical Level, cooperation with various SCO, IBM, and joint work groups will be coordinated. Disagreements will be brought to the Project Level for resolution.

8.7     Change Control

        (a) All changes required relative to the Product Roadmap, and Deliverables per the Project Supplements may be made only in compliance with the with the formal Change Control procedure by the appropriate Change Control Processes (CCP), which are intended to enable the appropriate level of SCO and IBM management to mutually agree on each change. All documents related to the Agreement, are put under Change Control (base lines).



                              SCO/IBM CONFIDENTIAL

        (b) There are three levels of Change Control and at each level there is a Change Control Process. The three CCPs are:

                (i)     The Executive CCP;

                (ii)    The Project CCP; and

                (iii)   The Technical CCP.

        (c)     The CCP's have the following functions:

                (i) provide a forum for review of proposed changes to the Product Roadmap and Deliverables defined in Project Supplements as described below;

                (ii) enable the appropriate representatives of each company to review, accept, reject or redo proposed changes within their authority;

                (iii)   attempt to resolve disputes.

        Disputes at any level can be escalated to any of the three CCPs.

8.8     Executive CCP

        The Executive CCP is carried out by the Executive Level management. The Executive CCP is responsible for changes with deep impact on the business, plans, features, resource allocations and any item or action which exceeds the responsibilities of the Project CCP. The Executive CCP controls changes or resolves disputes for:

        (a)     the Product Roadmap;

        (b)     required resources and financial considerations;

        (c)     work assignments between SCO and IBM;

        (d)     schedule events and checkpoints; and

        (e)     changes to the CCP.

        Changes agreed to pursuant to this Executive CCP shall be memorialized by an amendment to this Agreement or the Project Supplement in accordance with the requirements of the Agreement.

8.9     Project CCP

        The Project CCP is carried out by the Project Manager. The Project CCP is responsible for changes, within ranges specified by the Executive Level management, with impact on plans, functions and assignment of resources and for any action or item which exceeds the responsibilities of the Technical CCP. The Project CCP controls changes or resolves disputes for:



                              SCO/IBM CONFIDENTIAL

        (a)     resources within a specified percentage of the program total;

        (b)     tracking program schedule events and checkpoints; and

        (c)     Project Supplements.


8.10    Technical CCP

        The Technical CCP is comprised of the SCO and IBM Technical Managers. The Technical CCP is responsible for changes in software developments which do not impact overall product content, overall plans, or overall program schedules. The Technical CCP controls changes or resolves disputes for:

        (a)     detailed design approaches;

        (b)     detailed Code and Documentation related to the Deliverables;

        (c)     details of the Design Environment; and

        (d)     design level Project Work Specifications.

8.11    General Aspects of the Technical Management Process

        (a) Any decisions subject to the Executive CCP of Section 8.8, which pursuant to 8.8, requires an amendment to this Agreement, will be binding on the parties only when set forth in a definitive writing signed by authorized representatives of both parties. Any amendment to the terms of this Agreement must be by definitive writing specifying that it amends this Agreement signed by authorized representatives of both parties.

        (b) Changes to the Project Work Specifications, or Code and Documentation for the Deliverables, other than those that are subject to the Executive CCP of Section 8.8 and therefore require amendment of this Agreement, require formal advance written approval through the appropriate level of CCP. However, the express provisions of the Agreement take precedence over any such CCP approval.

        (c) In no event will any procedure set forth in this Section 8 be deemed to grant to one party the authority to act as an agent for the other party, to make any binding commitments or representations on behalf of the other party, to change any of the Product Roadmap or Project Supplements on behalf of the other party, or to change any of the provisions of the Agreement on behalf of the other party.

        (d) Each party may replace its management representative(s) at the Executive Level, Project Level and Technical Level by written notice to the other party.

        (e) SCO and IBM managers will be responsible in all cases to individually manage, pay, appraise and develop the careers of their respective company's personnel assigned to the projects, and procedures, compensation guidelines and the like for their respective companies with respect to their employees assigned to



                              SCO/IBM CONFIDENTIAL
                projects. The managers of one company shall not in any way manage or supervise employees of the other company participating in the project with respect to employment status, personnel practices, policies, salary administration, performance planning and review, or career development planning. Rather, they shall provide the appropriate team operational guidance, technical guidance and work environment to successfully execute the approved projects.

9.0     DISTRIBUTION OF UNIXWARE 7 AND IA-32 PRODUCT

        The following provisions will apply to IBM's distribution, in the form of Object Code, of the IA-32 Product as well as UnixWare 7 and any subsequent releases of UnixWare 7 ("hereinafter SCO Products"). Notwithstanding the foregoing, for the period of time from the Effective Date of the Agreement through June 30, 1999, the Agreement Number 094690 between IBM and SCO executed by the parties on February 23, 1995, shall apply to IBM's distribution of the UnixWare 7 products. IBM will have no right to distribute the SCO Products in the form of Source Code, provided, however, that IBM may, in any manner it sees fit and without royalty to SCO, distribute any Licensed IBM Materials contained in the SCO Products as well as any jointly created and jointly owned Project Work which is contained in the IA-32 Product in accordance with the licenses granted herein.

9.1     SCO Responsibilities

        SCO will provide to IBM a golden master at no charge for the SCO Products beginning with the Effective Date of this Agreement, as well as for Enhancements and Maintenance Modifications as they are made generally available by SCO via SCO's Standard Support Library.

        SCO will provide, free of charge, reasonable sales training in the form of "train the trainer" to IBM in the continental United States. Such training will be offered upon each new major release of SCO Product. Each Party will be responsible for any travel and living expenses of its own employees and representatives for such training.

        For the term of this Agreement and continuing for two (2) years thereafter, SCO will offer IBM technical support (e.g. Engineering Services, TEAM Services, and the like) upon such terms and conditions and at such prices as are offered to SCO's OEM customers in general [*].

9.2     IBM's Responsibilities

        IBM agrees to remarket SCO Product(s) solely in conjunction with IBM computer systems which SCO acknowledges as "value add". However, IBM is authorized to provide the SCO Products to end users on a stand alone basis provided the total volume of the stand alone product does not exceed five percent (5%) of the total volume of a particular transaction.

        All copies of the SCO Product Object Code and/or Documentation reproduced by IBM shall include the copyright notice of SCO and/or its suppliers, and all other proprietary markings as provided by SCO.



                              SCO/IBM CONFIDENTIAL

        Prior to delivery to an End User, IBM shall assign a unique serial number activation key ("SNAK"), as provided by SCO, with each SCO Product. IBM may provide the same SNAK to an end user when a defective storage containing the SCO Product is replaced or to be replaced.

        IBM will endeavor to provide SCO with sales out reports on a quarterly basis. Such reports shall include postal zip code or country code, if applicable.

9.3     Use of SCO Product Names and Trademarks

        SCO hereby grants to IBM, IBM Subsidiaries, its and their successors, assigns, agents, and Distributors, a nonexclusive, irrevocable, royalty free right and license to use, in connection with the marketing of the SCO Products and/or Documentation, including any portions thereof only in accordance with SCO's trademark guidelines, as contained in the Attachment C entitled "SCO Trademark Guidelines".

9.4     License Fees

        IBM will pay SCO license fees for the SCO Products in accordance with prices and discounts offered by SCO to its OEM customers in general [*].

        With respect to the SCO Products in the form of packaged product, SCO will invoice IBM upon shipment, and IBM will pay such invoice within thirty (30) days of receipt.

        With respect to the SCO Products with are reproduced by IBM from the golden master, IBM will make payment of license fees in the same fashion as IBM will make payment for IA-64 Product which is reproduced, as set forth in this Agreement.

        Notwithstanding the foregoing, any time after the first anniversary of this Agreement, IBM may request a review of the prices and discounts offered by SCO hereunder. In reviewing any such request SCO will consider the overall relationship between the parties, the marketing efforts made by IBM with respect to the SCO Products, and the volume of SCO Products distributed by IBM.

10.0    THIRD PARTY LICENSES/ROYALTIES



                              SCO/IBM CONFIDENTIAL

10.1 The provision of Licensed Materials from one party to the other may be subject to third party encumbrances other than prerequisite licenses. For example, the licensor's right to license such work to the licensee may be subject to license limitations or payment obligations imposed on the providing party by a third party, or the obligation to obtain a prerequisite license from a third party. Any such requirements will be specified in the applicable Project Supplement in the case of Licensed Materials, or written notice from the licensor before delivery of the affected materials in the case of Enhancements. To the extent such items are specified in a Project Supplement and accepted by the licensee, the licensee will comply with any applicable encumbrances, such as licensing restrictions, or payment or reimbursement of any royalties or other fees due to the third party. The parties intend that no fee shall be due the licensor from the licensee except such amount as is required to be paid to the third party. To the extent that one party has its own license to Third Party materials that is less restrictive in terms of licensing terms or license fees, that party may use the Third Party materials for the development of Deliverables to the extent that such party's use of the materials does not put the other party in default of any agreement that the other party may have for the same third party materials.

10.2    Minimizing Encumbrances

        To the extent reasonable, the parties intend to minimize or avoid the use in Licensed Materials of Code, Documentation, or other materials that are subject to such third party encumbrances. If the licensor proposes to provide third-party Code or Documentation as part of its Licensed Materials, and the licensor is unable to provide it under terms at least as favorable to the licensee (in the licensee's judgment) as the licenses and other provisions of this Agreement without additional royalties or fees, then both parties must agree to such use.

10.3    Prerequisite Licenses

        a. Pursuant to 10.1 and 10.2 above, the delivery and licensing of Third Party Licensed Material from one party to the other pursuant to this Agreement may be subject to the requirement that the receiving party obtain certain prerequisite license(s) directly from third-party licensors rather than from the other party proposing inclusion of such materials through the Project Supplement.

        b. Where it is agreed to use such materials, prior to receipt from the providing party under this Agreement of any applicable portion of any third party Licensed Materials or Derivative Works thereof, the licensee must have obtained the listed prerequisite license(s) as required. Upon request from the providing party, the other party will provide written assurance of the existence of such license, and authorizes the other party to verify the existence of such license directly with the third-party licensor.

        c. Notwithstanding anything herein to the contrary, the party receiving Licensed Materials subject to a prerequisite license shall be entitled to use such Licensed Materials only to the extent of, and subject to all limitations in such prerequisite license. The provisions of this Section 10.0 shall only apply to third party Licensed Materials provided pursuant to this Agreement and shall in no way change the rights and obligations with respect to any materials licensed to IBM/SCO under any other IBM/SCO agreement.



                              SCO/IBM CONFIDENTIAL

11.0    INVENTION RIGHTS

11.1    Ownership and License.

        Each Invention, other than a Joint Invention, shall be the property of the party whose employees make the Invention (hereinafter "Owning Party"), subject to a license which the Owning Party hereby grants to the other party under each such Invention and any patent protection obtained therefor. The Owning Party shall promptly make a complete written disclosure to the other party of each such Invention submitted as an invention disclosure to the Owning Party's intellectual property law department, specifically pointing out the feature or concepts which it believes to be new or different.

11.2    Protection.

        The Owning Party shall notify the other party promptly as to each country in which it elects to seek protection by obtaining patent rights, at its expense, and shall promptly provide the other party with a copy of each application so filed. Upon written request, the Owning Party will advise the other party of the status of any such application. If the Owning Party elects not to seek such protection on an Invention (other than a Joint Invention) in any country or to seek such protection only in certain countries, it shall notify the other party, and the other party shall have the right to seek such protection, at its sole expense, on such Inventions in any country. If neither party elects to seek any such patent protection, the Owning Party shall have the right to publish such Invention after obtaining the prior approval of the other party. The non-Owning Party may publish with permission of the Owning Party. Title to all applications filed on such Invention and all patents issuing thereon shall vest in the Owning Party subject to a license under said patents hereby granted to the other party.

11.3    Joint Inventions.

        Joint Inventions shall be jointly owned; title to all patents issued thereon shall be jointly owned; all expenses incurred in obtaining and maintaining such patents, except as provided hereinafter, shall be equally shared; and each party grants to the other party the unrestricted right to license third parties thereunder without accounting or further permission from the granting party. In the event that one party elects not to seek or maintain patent protection for any Joint Invention in any particular country or not to share equally in the expenses thereof with the other party, the other party shall have the right to seek or maintain such protection at its sole expense in such country and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing therefrom shall be joint owned.

11.4    Assistance.

        Each party shall give the other party all reasonable assistance in obtaining patent protection and in preparing and prosecuting any patent application filed by the other party, and shall cause to be executed assignments and all other instruments and documents as the other party may consider necessary or appropriate to carry out the intent of this Section.



                              SCO/IBM CONFIDENTIAL

11.5    Scope of Licenses.

        All licenses granted to IBM and SCO under this Section 11.0 shall be worldwide, irrevocable (subject to Section 15.0, "Termination"), nonexclusive, non-transferable; shall include the right to make, have made, use, have used, lease, sell or otherwise transfer any apparatus, and to practice and have practiced any method. All such licenses shall include the right of the grantee to grant revocable or irrevocable sublicenses at grantee's discretion to its Subsidiaries and the right of such sublicensed Subsidiaries to correspondingly sublicense other Subsidiaries, of the same or lesser scope as granted here, without other permission or accounting. Except to the extent that royalties may be due under the Agreement, the licenses stated in this Section 11.0 shall be fully paid up.

11.6    No Implied Licenses.

        Nothing contained in the Agreement shall be deemed to grant either directly or by implication, estoppel, or otherwise, any license under any patents or patent applications arising out of any other inventions of either party.

12.0    ROYALTIES

12.1    Royalty Calculations

Each party shall pay royalties for the IA-64 Product as follows:

When either party licenses significant portions of the IA-64 Product, the parties will pay a percentage of revenue recorded for license fees by the parties for authorized copies of the IA-64 Product (or signficant portions thereof), licensed to an end user by the parties, their Subsidiaries and its or their Distributors as follows:

For SCO's distribution of the IA-64 Product, for the period of time during which
(i) SCO's total sales volume for the IA-64 Product represents less than [*] of their total volume of UNIX for Intel architecture platforms and (ii) SCO's cumulative royalties paid to IBM under this Agreement amount to less than [*] (collectively, referred to as the "Initial Period"), SCO shall pay the following percentage of revenue recorded for license fees by SCO:

Annual SCO IA-64 Volumes                    Royalty Percentage
------------------------                    ------------------
[*]                                         [*]

"Plan" shall mean the "SCO IA-64 Plan Volumes" [*] for the following years:

[*]



                              SCO/IBM CONFIDENTIAL

"SCO IA-64 Plan Volumes" shall not include any volumes associated with Special Purpose Processors.

For the period of time during which (i) SCO's total sales volume for the IA-64 Product represents [*] or greater of their total volume of UNIX for Intel architecture platform operating systems and (ii) SCO's cumulative royalties paid to IBM under this Agreement equals [*] or more (collectively referred to as the "Subsequent Period"), SCO shall pay the following percentage of revenue recorded for license fees by SCO:

Annual SCO IA-64 Volumes                    Royalty Percentage
------------------------                    ------------------
[*]                                         [*]

SCO agrees to provide IBM with plan volumes for years after [*] if the Agreement is renewed in accordance with Section 14.0, below. IBM will review such plan volumes and determine their acceptability for the above purposes. If the Agreement is not renewed, SCO shall pay [*] of net revenue if at the time of expiration of the agreement, SCO is in the Initial Period. If at the time of expiration of the Agreement, SCO is in the Subsequent Period, SCO shall pay [*] of net revenue.

For IBM's distribution of the IA-64 Product, for the period of time during which IBM's cumulative royalties paid to SCO under this Agreement amount to less than [*] will be referred to as the "Initial Period". The period once IBM's cumulative royalties paid to SCO under this Agreement equals [*] or more will be referred to as the "Subsequent Period". For IBM's distribution of the IA-64 Product, IBM shall pay the following percentage of revenue recorded for license fees by IBM for licensing of the IA-64 Product:

During the Initial Period                     During the Subsequent Period
-------------------------                     ----------------------------
[*]                                           [*]

At the point in time in which either party meets the criteria described in their respective "Subsequent Periods" above, both parties shall be entitled to percentages associated with their respective Subsequent Periods.

For IBM's distribution of the IA-64 Product, when IBM includes the IA-64 Product combined with other products or services, IBM will report and pay SCO the above percent of the revenue recorded for license fees by IBM and IBM Subsidiaries for the IA-64 Product licensed to an End User by IBM, IBM Subsidiaries or its or their Distributors, which license fee will be based on the proportionate value of the IA-64 Product to the IBM product, as reasonably determined by IBM taking into account, among other things, investment recoveries, return on investment, competitive considerations, etc.



                              SCO/IBM CONFIDENTIAL

For SCO's distribution of the IA-64 Product, when SCO includes the IA-64 Product combined with other products or services, SCO will report and pay IBM the above percent of the revenue recorded for license fees by SCO and SCO Subsidiaries for the IA-64 Product licensed to an End User by SCO, SCO Subsidiaries or its or their Distributors, which license fee will be based on the proportionate value of the IA-64 Product to the SCO product, as reasonably determined by SCO taking into account, among other things, investment recoveries, return on investment, competitive considerations, etc.

Minimum Royalties

During the Initial Period:

Annually, three (3) months following the end of each calendar year, IBM will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to SCO under this Agreement during such calendar year if the minimum license fee of [*] of the IBM lowest list price for a comparable license in effect during such annual period had been used to calculate quarterly license fees instead of the applicable percent of revenue rate.

Annually, three (3) months following the end of each calendar year, SCO will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to IBM under this Agreement during such calendar year if the minimum license fee of [*] of the SCO lowest list price for a comparable license in effect during such annual period had been used to calculate quarterly license fees instead of the applicable percent of revenue rate.

During the Subsequent Period:

Annually, three (3) months following the end of each calendar year, IBM will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to SCO under this Agreement during such calendar year if the minimum license fee of [*] of the IBM lowest list price for a comparable license in effect during such annual period had been used to calculate quarterly license fees instead of the applicable percent of revenue rate.

Annually, three (3) months following the end of each calendar year, SCO will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to IBM under this Agreement during such calendar year if the minimum license fee of [*] of the SCO lowest list price for a comparable license in effect during such annual period had been used to calculate quarterly license fees instead of the applicable percent of revenue rate.

If the annual cumulative royalties paid or payable to the other party within such annual period is less than the calculated royalties due based on the above calculation, the party will pay the other party the difference in the next scheduled royalty payment.

Special Purpose Processor - Minimum Royalties:



                              SCO/IBM CONFIDENTIAL

Annually, three (3) months following the end of each calendar year, IBM will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to SCO under this Agreement during such calendar year if the minimum license fee [*] for the Initial Period and [*] for the Subsequent Period for Special Purpose Processor was in effect during such annual period had been used to calculate quarterly license fees instead of the applicable percent of revenue rate.

Annually, three (3) months following the end of each calendar year, SCO will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to IBM under this Agreement during such calendar year if the minimum license fee of [*] for the Initial Period and [*] for the Subsequent Period for Special Purpose Processor was in effect during such annual period had been used to calculate quarterly license fees instead of the applicable percent of revenue rate.

If the annual cumulative royalties paid or payable to the other party within such annual period is less than the calculated royalties due based on the above calculation, the party will pay the other party the difference in the next scheduled royalty payment.

[*]

Additional Royalties

Unless mutually agreed to in writing, the parties shall pay the additional percentage royalties as defined in the table below for distribution of the IA-64 Product into the other party's Specific Channels. The parties will document the Specific Channels no later than six (6) months prior to the first customer ship of the IA-64 Product by either party.


The additional royalties shall be as follows:

[*]

"First Customer Ship" shall mean shipment under a volume supply agreement.

Minimum Royalties for Specific Channels:

During the Initial Period:

Annually, three (3) months following the end of each calendar year, IBM will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to SCO under this Agreement during such calendar year if the minimum percent in the table below of the IBM lowest list price for a comparable license in effect during such annual period had been used to calculate quarterly license fees for the Specific Channel instead of the applicable percent of revenue rate above.

[*]

Annually, three (3) months following the end of each calendar year, SCO will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to IBM under this Agreement during such calendar year if the minimum percent



                              SCO/IBM CONFIDENTIAL
in the table below of the SCO lowest list price for a comparable license in effect during such annual period had been used to calculate quarterly license fees for the Specific Channel instead of the applicable percent of revenue rate.

[*]

During the Subsequent Period:

Annually, three (3) months following the end of each calendar year, IBM will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to SCO under this Agreement during such calendar year if the minimum percent in the table below of the IBM lowest list price for a comparable license in effect during such annual period had been used to calculate quarterly license fees for the Specific Channel instead of the applicable percent of revenue rate.

[*]

Annually, three (3) months following the end of each calendar year, SCO will calculate (based on its records of worldwide activity) the cumulative annual amount of all license fees that would have been paid to IBM under this Agreement during such calendar year if the minimum percent in the table below of the SCO lowest list price for a comparable license in effect during such annual period had been used to calculate quarterly license fees for the Specific Channel instead of the applicable percent of revenue rate.

[*]

If the annual cumulative royalties paid or payable to the other party within such annual period is less than the calculated royalties due based on the above calculation, the party will pay the other party the difference in the next scheduled royalty payment.

Notwithstanding the foregoing, neither party shall be required to pay the above additional royalties when the IA-64 Product is packaged as a solution with a computer system manufactured by or for the party with or without the party's logo.

The parties obligations to pay any additional royalties described above shall end on the earlier of the expiration of the initial term of the Agreement or upon termination of the Agreement except for those Specific Channels where either party was under the obligation to pay additional royalties at the time of such expiration or termination of the Agreement.

12.2    Payment Obligations

        Royalties are paid against revenue recorded by the parties in a royalty payment quarter. In the U.S., a royalty payment quarter ends on the last business day of the calendar quarter.

        Outside of the U.S., a royalty payment quarter is defined according to each party's current administrative practices. Payment will be made by the last day of the second calendar month following the royalty payment quarter. Each party will provide a statement



                              SCO/IBM CONFIDENTIAL
        summarizing the royalty calculation with each payment. All payments will be made in U.S. Dollars. Payments based on foreign revenue will be converted to U.S. Dollars on a monthly basis at the rate of exchange published by Reuters Financial Service on approximately the same day each month.

        Each party will be solely responsible for any taxes incurred by the party, directly or indirectly, associated with its performance of this Agreement.

12.3    Exceptions to Royalty Payment Obligations

        Neither party shall pay the other a royalty for the Licensed Materials or Derivative Works used for:

        (a)     internal use;

        (b)     development, maintenance and support activities;

        (c) marketing demonstrations, customer testing or trial periods (including early support, prerelease, encrypted or locked sampler distributions not resulting in a license for full productive use, or other similar programs);

        (d)     backup or archival purposes;

        (e) Documentation provided with, contained in, or derived from the Licensed Materials;

        (f) Maintenance Modifications or Enhancements (unless otherwise provided in a Project Supplement);

        (g) licensing for no fee (except for reimbursement of distribution costs) to third parties for non-commercial educational, charitable or research purposes.

        (h) returns, or copies destroyed by customers in lieu of returning for which the customer is credited.

        When a party uses the Licensed Materials for the above purposes, that party will make their own copies of the Licensed Materials. If a party orders a significant quantity of the other party's Licensed Materials, the ordering party shall reimburse the other party for reasonable costs of media.

[*]

12.5    Records

        Each party will maintain relevant records to support payments made to the other company. The records will be retained and made available for two (2) years from the date of the related payment. If a party requests, the other party will make these records available to an independent certified public accountant chosen and compensated (other than on a contingency basis) by the requesting party. The parties will put such requests in writing, will provide the audited party 90 days prior notice, and will make such requests no more than once per year. The audit will be conducted during normal



                              SCO/IBM CONFIDENTIAL
        business hours at the audited party's office in such a manner not to interfere will the audited party's normal business activities. The auditor will sign a confidentiality agreement and will only disclose to the requesting party any amounts overpaid or underpaid for the period examined.

        The cost of such audit will be borne by the requesting party unless such audit reflects an underpayment of more than 15% in the royalty payments reported due by the audited party over the period of time being audited, but in no event less than 1 year. In the event that the underpayment is greater than 15% the audited party will reimburse the requesting party for the cost of the audit.

13.0    FREEDOM TO MARKET

        Subject to the terms and conditions of this Agreement, both parties shall have full freedom and flexibility in the design and implementation of its marketing programs for any Deliverables, including, without limitation, the decision of whether to market or discontinue marketing any particular Deliverable, the selection of marketing channels, the timing and sequence of announcements and roll-out programs, the determination of



                              SCO/IBM CONFIDENTIAL
        pricing strategy, the specification of license terms, and the offering of such Deliverables in connection with or as part of other software products an systems and with any computer hardware equipment. Nothing in this Agreement shall be construed as an obligation, guarantee or commitment by either party that any Deliverable shall be announced or marketed, or that any marketing effort will be productive of any level of sales. The parties may agree to pursue specific marketing activities as outlined in a Marketing Supplement executed by authorized representatives of each party and attached to this Agreement. Notwithstanding the foregoing, IBM agrees to include the IA-32 Product in the IBM marketing programs outlined in Attachment A for a minimum period of one year from the Effective Date of the Agreement. IBM will identify an IBM contact responsible for the marketing programs outlined in Attachment A. The scope and contributed resources and expenditures for such IBM marketing programs shall be at IBM's sole discretion.

14.0    TERM

[*]

15.0    TERMINATION

        Except as expressly provided in this Section 15.0, neither party will have the right to terminate this Agreement or any Project Supplements executed hereunder. This Agreement may only be terminated in accordance with the following:

15.1    Termination for Cause

        In the event either party materially breaches or defaults on the terms and conditions of this Agreement, the non-breaching party shall attempt to resolve the problem through the Project Management process. If the parties are unable to reach a resolution through the Project Management process, the non-breaching party may at its option, exercise one of the following remedies:

        (i) Termination of this Agreement if the breach or default is of this Agreement or of a Project Supplement hereunder that is material to it, upon ninety (90) calendar days' written notices, unless the breaching party cures the breach within such ninety
                (90) day notice period provided however, that if the breach is such that it cannot reasonably be cured within ninety (90) days, then the breaching party must commence cure within ninety (90) days and proceed to cure with due diligence to avoid termination for breach.

        (ii) Termination of one or more Project Supplements, if the breach or default is of such Project Supplement, upon ninety (90) calendar days' written notice, unless the breaching party cures the breach within such ninety (90) day notice period provided however, that if the breach is such that it cannot reasonably be cured within ninety (90) days, then the breaching party must commence cure within such ninety (90) days and proceed to cure with due diligence to avoid termination for breach. Upon receipt of notice of such termination, the breaching party shall inform the non-



                              SCO/IBM CONFIDENTIAL
                breaching party of the extent to which performance has been completed through such date and shall deliver to the non-breaching party whatever work product then exists in a manner prescribed by the non-breaching party. The breaching party shall be paid or credited only for those royalties or other payments properly due to the breaching party from the non-breaching party pursuant to this Agreement subject, however, to a setoff, credit and/or payment to the non-breaching party, of damages or losses incurred by the non-breaching party.

15.2    Change of Control

        Notwithstanding Section 15.1, IBM shall have the right to terminate this Agreement immediately upon the occurrence of a Change of Control of SCO which IBM in its sole discretion determines will substantially and adversely impact the overall purpose of the cooperation set forth by this Agreement and applicable Project Supplements or will create a significant risk or material and adverse exposure of IBM's confidential and/or technical proprietary information (which is subject to, and to the extent of, confidentiality restrictions) ("Information"). For purposes of this Agreement, control shall be deemed to be constituted by rights, contracts or any other means which, either separately or jointly and having regard to the consideration of fact or law involved, confer the possibility of exercising decisive influence (other than by an entity currently exercising such influence or any entity controlled by or controlling such entity) on SCO by:

        1.      owning more than half the equity, capital or business assets, or

        2. having the power to appoint more than half of the members of the supervisory board, board of directors or bodies legally representing SCO, or

        3.      having the right to directly manage SCO's business activities.

        Subject to a plan deemed adequate by IBM to protect its Information, the parties will agree to a wind-down period for activities under this Agreement in case of termination for Change of Control. Such wind-down period will take into consideration the party's outstanding commitments relating to this Agreement and will not be less than 6 months. Any New Entity (defined below) identified in Attachment B shall not be entitled to any benefit of licenses granted by IBM under this Agreement in relation to the IA-64 Product and shall not be entitled to receive any Information, (including during any wind-down period). "New Entity" means the entity assuming control as described in subparagraphs 1 through 3 above and all of such entity's then current subsidiaries and affiliates. IBM's right to the Project Work upon a Change of Control shall be in accordance with Section 15.4.

15.3    Bankruptcy or Insolvency

        Notwithstanding Section 15.1 above, either party shall have the right to terminate this Agreement immediately if the other party becomes insolvent, files or has filed against it a petition under bankruptcy law, proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for the benefit of creditors, or if a receiver trustee, custodian or similar agent is appointed or takes possession of any property or business. IBM's right to the Project



                              SCO/IBM CONFIDENTIAL

        Work upon the occurrence of one of the events described in this Section
        15.3 as it relates to SCO, shall be in accordance with Section 15.4. SCO's right to the Project Work upon the occurrence of one of the events described in this Section 15.3 as it relates to IBM, shall be in accordance with Section 15.4.

15.4    Effect on Rights

        (a) Termination or expiration of this Agreement or of a Project Supplement by either party shall not act as a waiver of any breach of this Agreement or of the effected Project Supplement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

        (b) Notwithstanding any provision in this Agreement to the contrary, licenses and sublicenses to end users granted by either party prior to the effective date of termination are irrevocable and shall survive the termination or expiration of this Agreement.

        (c) In the event of termination or expiration of this Agreement or a Project Supplement in accordance with Section 15.1 above, all licenses granted to the breaching party prior to termination shall remain in effect, subject to all terms and conditions applicable hereunder, including applicable payment provisions.

        (d)     In the event of termination of this Agreement in accordance with
                Section 15.3 and/or Section 15.2 where such New Entity is a company identified in Attachment B, SCO shall promptly: (i) return to IBM or destroy all copies of the Project Work and the IBM Licensed Materials, in tangible or electronic form, including any IBM Third party Licensed Materials, in SCO's possession or control provided by IBM in connection with the IA-64 Product and (ii) provide IBM with a written statement certifying that SCO has complied with the foregoing obligations. All licenses granted to SCO prior to termination in connection with the IA-64 Product shall also terminate.

        (e)     In the event of termination of this Agreement in accordance with
                Section 15.2 where such New Entity is a company identified in Attachment B, and where IBM is still marketing and offering for licensing the IA-64 Product, IBM agrees to offer to such New Entity an object code license and distribution agreement based on IBM's reasonable standard terms for such distribution.

16.0    NOTICE AND RIGHT TO PARTICIPATE ON CHANGE OF CONTROL

16.1    Notice

        During the term of the Agreement, if SCO receives an offer to merge with, sell shares representing 50% or more of the voting power of SCO, or sell all or substantially all of SCO's assets to any company such that the SCO Board of Directors either authorizes management to accept the offer or pursue further discussions with the offeror, prior to acceptance of any such offer or initiation of such discussions, SCO shall promptly upon such Board of Director's authorization, deliver a notice (an "Acquisition Notice") to IBM, which Acquisition Notice shall be kept confidential by IBM. The Acquisition Notice shall set forth the proposed material terms of the merger, sale or acquisition,



                              SCO/IBM CONFIDENTIAL
        including the structure and price terms of the merger, sale or acquisition, the name and address of the party proposed to acquire or merge with SCO and the date on or about which sale or merger is proposed to be made.

16.2    Right to Participate

        Upon IBM's receipt of the Acquisition Notice, IBM shall be given a reasonable period of time not to exceed fifteen (15) days and opportunity to determine whether IBM wishes to submit its own proposal ("Acquisition Proposal"). In the event IBM submits to SCO an Acquisition Proposal, SCO agrees to give such Acquisition Proposal due consideration by the SCO Board of Directors. SCO further agrees to engage with IBM to discuss the terms of the Acquisition Proposal in good faith and IBM agrees to promptly make itself available for such discussions. If the Acquisition Proposal is not accepted by the SCO Board of Directors, SCO will promptly notify IBM before accepting the terms of any Acquisition Notice (including any later forms such Acquisition Notice may take).

17.0    CONFIDENTIAL INFORMATION

        Except as expressly set forth in the Section entitled "Public Disclosure", neither Party has an obligation of confidentiality under this Agreement. Should the Parties desire to exchange confidential information, it shall be handled under an appropriate Supplement to the Agreement for the Exchange of Confidential Information ("AECI") #4997AU6595.

18.0    PUBLIC DISCLOSURE

        Each Party agrees to take reasonable measures not to disclose the terms of this Agreement without the express written consent of other Party, except as may be required by law or government rule or regulation, or to establish its rights under this Agreement; provided, however that if one Party is seeking to disclose such information for reasons not requiring the other Party's written consent, then the disclosing Party shall limit disclosure to the extent required, shall allow the other Party to review the information to be disclosed prior to such disclosure, and shall apply, where available, for confidentiality, protective orders, and the like. For purposes of SCO's compliance with Securities and Exchange Commission ("SEC") rules or regulations, the foregoing obligations shall be satisfied by SCO providing IBM with timely notice of the content of the applicable disclosure documents, provided that such disclosure does not contain IBM Confidential Information, provided, however, that SCO shall consult with IBM on which information shall be redacted from any applicable disclosure documents. Such review under this Section shall not be construed to make reviewing Party responsible for the contents of the disclosure and disclosing Party shall remain solely responsible for such content.

19.0    REPRESENTATIONS AND WARRANTIES

19.1 Each party represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction, which would in any way interfere or be inconsistent with or present a conflict of interest concerning its performance under this Agreement.



                              SCO/IBM CONFIDENTIAL

19.2 Each party represents and warrants that, to the best of its knowledge, the Deliverables do not contain any harmful code. Each party shall enforce procedures to prevent negligent incorporation of such harmful code into Deliverables and shall promptly notify the other party of any knowledge or suspicion of any such incorporation of harmful code into Deliverables.

19.3 Both parties represent and warrant the originality of any work prepared hereunder, and that no portion of the materials prepared for or supplied to the other party under this Agreement, including the use or distribution of the materials, violates any copyright, patent, trademark, trade secret or similar intellectual property rights of any third party.

19.4 Both parties represent and warrant that they have or will obtain, prior to the commencement of work under this Agreement, appropriate agreements with their employees who will be involved or others whose services they may require in the performance under this Agreement, sufficient to enable them to comply with all the terms of this Agreement.

19.5 Each party represents and warrants that it shall comply with all obligations, duties and responsibilities set forth in this Agreement.

19.6 Except as provided herein, neither party makes any warranties nor assumes any liability in connection with this Agreement including but limited to the accomplishment, completion or correctness of any result of work effort under this Agreement. EXCEPT AS PROVIDED HEREIN ALL INFORMATION, MATERIALS OR SERVICES FURNISHED BY IBM AND/OR SCO PURSUANT TO THIS AGREEMENT ARE ON AN "AS-IS" BASIS WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

20.0    LIMITATION OF LIABILITY

20.1 In no event shall either party be liable to the other for lost profits, lost savings, or other consequential, incidental or punitive damages resulting from breach of this Agreement even if advised in advance of the possibility of such losses or damages. The foregoing limitation shall not apply to any liabilities under Section 21.0, "Indemnification".

        The entire liability of each party under this Agreement for actual damages for any cause whatsoever, regardless of the form of action, whether in contract or tort including negligence, shall be limited to Five Million Dollars ($ 5,000,000). This limitation of liability will not apply to claims for royalties due under this Agreement, personal injury, copyright and/or patent infringement or damage to real or tangible personal property caused solely by the other party's negligence, or for any liabilities under Section 21.0, "Indemnification".

        Except as may otherwise be provided in this Section, neither party shall be liable for any delays, losses or other damages which may result from the furnishing of any equipment, programs, publications, information or services to the other party under this Agreement.

21.0    INDEMNIFICATION



                              SCO/IBM CONFIDENTIAL

21.1 Each party agrees to protect, defend, hold harmless and indemnify the other party, their Subsidiaries and their Distributors from and against any and all claims, actions, liabilities, losses, costs and expenses arising out of any actual or alleged: (a) infringement of any patent, trademark, trade name, copyright or mask work right or violation of any trade secret or other proprietary rights by the contributing party's Deliverables and related materials furnished to the other party hereunder; and/or (b) acts, failure to act, or negligence by the contributing party. The contributing party shall pay all damages, expenses, costs, including but not limited to reasonable attorney's fees resulting from all such claims or proceedings against the other party, their Subsidiaries and their Distributors and their successors and assigns, provided that such payment shall be contingent on: (i) notice by the other party to the contributing party in writing of such claim to enable the contributing party to defend or mitigate the same; (ii) cooperation by the other party with the contributing party in the defense thereof, of which the contributing party shall have control at the contributing party's expense; and (iii) the other party's obtaining the contributing party's prior written approval of any settlement by the other party of such matters (which approval shall not be unreasonably withheld). If, pursuant to any such claim, the other party's rights to the contributing party's Deliverables is restricted, the contributing party shall, at its sole option (i) procure for the other party the right to continue to use, sell and license the infringing Deliverables; or (ii) modify the infringing Deliverables, provided the functionality thereof is not substantially affected, so as to make it non-infringing; or (iii) replace the infringing Deliverables with non-infringing ones that comply with this Agreement; or (iv) require the other party, upon written notice, to return the infringing Deliverables for a full refund of all amounts paid by the other party under this Agreement.

21.2 Notwithstanding 21.1 above, the contributing party shall not have an obligation regarding any claim based on the following:

        (a) recipient's modification of contributor's Deliverables, or recipient's use of a Deliverable in other than its operating environment as defined in the applicable Project Work Specification; or

        (b) the combination, operation or use of a Deliverable by recipient with any product, data or apparatus that the contributing party did not provide.

22.0    GENERAL

22.1    Force Majeure

        Neither party shall be held responsible for any delay or failure in performance under this Agreement arising out of causes beyond its control, or without its fault or negligence for as long as the cause exists and continues to prevent such performance. Such causes may include, but are not limited to: fires, strikes, freight embargoes, civil commotions, epidemics, quarantine restrictions, acts of God, acts of public enemy, acts of governmental or regulatory agencies, or national disasters.

22.2    Notices/Coordinators

        All contractual communications between the parties under this Agreement, including legal notices, shall be carried out through or under the supervision of the following



                              SCO/IBM CONFIDENTIAL
        contract coordinators listed below. Any legal notice shall be sufficiently made or given on the date of mailing if sent to such party by facsimile transmission ("FAX") or by certified mail, postage prepaid, courier or express mail and addressed to the address set forth below.

              For IBM: International Business Machines Corporation Craig Schneider, M/S 4106
                                11400 Burnet Road
                                Austin, Texas 78758
                                Phone:  512-823-8694  FAX:  512-823-8712

              For SCO:          The Santa Cruz Operation, Inc.
                                Kimberlee Madsen
                                Law and Corporate Affairs
                                400 Encinal Street
                                Santa Cruz, California  95060
                                Phone: 831-427-7822  FAX: 831-427-5474

        Each party may change the aforesaid coordinators and/or addresses at any time by written notice to the other party's contract coordinator.

22.3    Choice of Law/Venue

        This Agreement shall be governed by, and the legal relations between the parties hereto shall be determined in accordance with, the substantive laws of the State of New York, without regard to the conflict of laws principles of such State, as if this Agreement was executed in and fully performed within the State of New York. Each party hereby waives any right to a trail by jury in any dispute arising under or in connection with this Agreement, and agrees that any dispute hereunder shall be tried by a judge without a jury. Any legal or other action related to a breach of this Agreement must be commenced no later than two (2) years from the date of the breach in a court sited in the State of New York.

22.4    Headings

        Headings used in this Agreement are for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22.5    Independent Contractors

        Each party is acting solely as an independent company. This Agreement shall not be construed to establish any form of partnership, agency, franchise or joint venture of any kind between SCO and IBM, nor to constitute either party as a agent, employee, legal representative, or any other form of representative of the other. This Agreement shall not be construed to provide for any sharing of profits or losses between the parties.

        Each party agrees that it has entered into, or will enter into, agreements with its employees, contractors, licensees or other applicable third parties, as necessary for it to comply with all of its obligations under this Agreement.



                              SCO/IBM CONFIDENTIAL

        Each party acknowledges that it has not relied on any promises, inducements, representations or other statements made by the other party regarding the commercial viability, profitability or success in the marketplace of any products or services, and that each party's decision to enter into this Agreement is made independently from the other party.

22.6    Freedom of Action

        Nothing in this Agreement shall be construed as: (1) prohibiting or restricting either party or their Subsidiaries from independently developing, having developed independently, acquiring, licensing, distributing or marketing products, services and other materials which are competitive in any form with the Deliverables, (2) except that deliverables are subject to Section 13.0, Freedom to Market, guaranteeing that either party or their Subsidiaries shall announce, market, or otherwise offer for sale or lease, any product or service or the success of its marketing efforts, if any, or (3) affecting either party's pricing of products or services. Each party is free to enter into similar agreements with other parties.

22.7    Compliance with Laws/Regulations

        Each party will comply, at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department or agency which apply to or result from that party's obligations under this Agreement.

22.8    Workplace Safety

        Both parties shall endeavor to provide a safe environment free from violence and threats of violence for all employees and contractors of the other party while such employees and contractors are on IBM or SCO premises. Each party has taken or will take appropriate preventative steps to ensure that anyone directly or indirectly employed by the other party who enters IBM or SCO premises does not have a background of violent behavior in the workplace and that such person is not employed by their subcontractors to perform work on the other party's premises.

22.9    Presence on Other Party's Premises

        (a) When the employees of SCO are present on the premises of IBM pursuant to the requirements of a Project Supplement under this Agreement, and when employees of IBM are present on the premises of SCO pursuant to the requirements of a Project Supplement under this Agreement, each host company shall, at no expense to the other, provide such employees of the other an office, telephone and secretarial support, as well as mutually agreed upon access to data processing equipment and telecommunication attachment therefor, to the extent any and all of the foregoing shall be required by the respective employees of SCO and IBM to carry out the obligations of a Project Supplement.

        (b) When present on the site of the other company, IBM and SCO employees assigned to the other company's site shall comply with all rules applicable to contractor personnel resident at or visiting such other company's site. Each company having employees of the other assigned to its premises hereunder shall provide the other



                              SCO/IBM CONFIDENTIAL
                company a set of documents setting forth all such rules applicable to contractor personnel resident at or visiting its premises.

22.10   Solicitation

        To the extent permitted by law, during the term of this Agreement, each party agrees not to knowingly solicit for employment purposes the employees of the other party during the time such employees are performing work under this Agreement. Neither party shall make any payment or gift of any value to any employee of the other party assigned to a Project Supplement under this Agreement, without the employing party's prior written approval, nor shall either party make any representations that might cause an employee to believe that an employment relationship exists between such employee and the other party.

22.11   Amendment/Waiver

        No amendment, modification or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing which refers to the provisions so affected and is signed by an authorized representative of each Party. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

22.12   Assignment

        Neither party may assign, or otherwise transfer, its rights or delegate any of its duties or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign or otherwise transfer this Agreement, or delegate its duties and obligations under this Agreement, in whole or in part, to a Subsidiary . Further, IBM may assign or otherwise transfer this Agreement, or delegate its duties and obligations under this Agreement in connection with the sale or transfer of substantially all of the assets of a business unit of IBM, without the consent of SCO provided the assignee agrees in writing to assume all of the obligations of the transferring party under this Agreement, but IBM will promptly notify SCO of any such assignment or transfer. Notwithstanding the foregoing, IBM agrees that it will not assign or otherwise transfer this Agreement or delegate its duties and obligations under this Agreement to the entities listed in Attachment B.

22.13   Order of Precedence

        In the event of an inconsistency, the order of precedence shall be:

                (a)     this Agreement;

                (b)     any Attachment(s) to this Agreement;

                (c)     any Project Supplements to this Agreement;

                (d) any price, quantity, and delivery schedules contained in Purchase Order(s) issued hereunder (delete if no P.O.'s issued).

        Any terms contained in any invoices, acknowledgments, shipping instructions or other forms issued under or in connection with this Agreement that are inconsistent with, different from or additional to the terms of this Agreement shall be void and of no effect.



                              SCO/IBM CONFIDENTIAL

22.14   Severability

        If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

22.15   Survival

        Any provisions of this Agreement that by their nature extend beyond termination or expiration will survive in accordance with their terms. These include 2.0 (only as set forth in 15.4), 9.0, 10.0, 11.0, 12.0,
        15.4, 17.0, 18.0, 19.0, 20.0, 21.0. These terms shall apply to either party's successors and assigns.

22.16   Former Employees

        Each party shall make reasonable efforts to inform the other if and when it plans to assign a person to work with employees of the other party, who shall have been a former employee of the other party within 24 months, to work that is the subject of this Agreement. Each party reserves the right to approve or disapprove such an assignment.

22.17   Responsibility for Employees

        IBM and SCO each shall be responsible for the selection, screening and proper documentation of its employees who will be assigned to work pursuant to this Agreement and Project Supplements hereunder. Each party shall bear all travel, living, moving salary, benefits and similar expenses involved in providing its employees to meet the requirements of this Agreement, unless otherwise agreed in writing.


22.18   Export of Technical Data

        Neither party shall, nor shall either party authorize or permit its employees, agents or subcontractors to, export or re-export any Project Work, any Licensed Materials of the other party, or any process, product or service that is produced under this Agreement to any country, or representative of such country, specified as a prohibited destination in applicable United States federal, state and local laws, regulations and ordinances, including the Export Regulations of the U.S. Department of Commerce, the U.S. Department of Treasury and/or the U.S. State Department, without first obtaining applicable governmental approval.

22.19   Entire Agreement

        The provisions of this Agreement, including any attachments, appendices, exhibits, and the agreements expressly incorporated herein by reference, constitute the entire agreement between the Parties and supersedes all prior intentions, proposals, understandings, communications and agreements, oral or written, relating to the subject matter of this Agreement. This Agreement will not be binding upon the parties until it has been signed by each party's authorized representative.



                              SCO/IBM CONFIDENTIAL

22.20   Counterparts

        This Agreement may be signed by each party's respective duly authorized representative in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one single agreement between the parties hereto.

22.21   Agreement Reproductions

        Any signed copy of this Agreement made by reliable means (e.g. photocopy or facsimile) is considered an original.

In witness whereof, the parties hereto have caused this Agreement to be executed by their respective authorized representatives

INTERNATIONAL BUSINESS                      THE SANTA CRUZ OPERATION,
MACHINES CORPORATION                        INCORPORATED

By:    /s/John E. Kelly III                 By:  /s/ Douglas L. Michels
   --------------------------------             --------------------------------
          John E. Kelly III                          Douglas L. Michels
           Vice President                       President and Chief Executive
                                                            Officer

Date:  October 26, 1998                     Date:  October 26, 1998



                              SCO/IBM CONFIDENTIAL

                                  Attachment A

I. IBM intends to engage in at least the following marketing activities to market, promote and sell the Unixware and the IA-32 Product on IBM systems in 1999 with a minimum cumulative funding of Five Million Dollars in the first year:

        *       Unix on Intel Awareness Campaign

        *       Increased WW Business Show Presence

        *       Enable Support Centers for UnixWare and IA-32 Product

        *       ISV Recruitment (exclusive of payments from Intel/IBM ISV fund)

        * Training of Sales Reps (including direct and channels) and Geography personnel

        * Channel Strategy Programs (including development of Channel Solutions Offerings)

        *       Netfinity Development and Programs

        * Expand SCO engagement with major IBM Segment Stategy (e.g., e-business)

        * Jointly Developed Business Propositions (e.g., Network Computing in Retail)

        *       General Marketing/Communication material development


II. Separate from the activities under I. above, IBM will make certain IBM middleware available for the UnixWare 7 and IA-32 Product platform based on IBM's own determination of commercial considerations. At a minimum, however, IBM plans to make the following middleware available for the IA-32 or UnixWare 7
Product:


        -       MQ-series

        -       DB2

        -       eNetwork Directory

        -       Net.Data

        -       IBM Websphere

        -       Commserver

        -       Tivoli Management Software

        -       Network Station Manager



                              SCO/IBM CONFIDENTIAL

                                  ATTACHMENT B

[*]



                              SCO/IBM CONFIDENTIAL

                                  ATTACHMENT C
                                   TRADEMARK

                                      AND

                                      LOGO

                                     USAGE

                                   GUIDELINES


TRADEMARKS AND SERVICE MARKS ARE THE VALUABLE INTELLECTUAL PROPERTY OF THE SANTA CRUZ OPERATION, INC. PLEASE TREAT THEM PROPERLY, IN ACCORDANCE WITH THESE GUIDELINES. CONTACT THE LAW AND CORPORATE AFFAIRS DEPARTMENT TO OBTAIN THE MOST CURRENT LIST OF SCO, IXI AND VISIONWARE TRADEMARKS OR IF
YOU HAVE ANY USAGE QUESTIONS.



================================================================================
                      TRADEMARK AND LOGO USAGE GUIDELINES


TABLE OF CONTENTS:

Definition
The Santa Cruz Operations, Inc.
Trademark Symbols
Trademarks are Adjectives
Plural, Posessive, Hyphens & Slashes
Don't Shorthand
Ownership Footnote
Corporate Name
Use of the UNIX and SCO UnixWare Trademarks
Use of the SCO OpenServer Trademark

Use of the Tarantella Trademark
Use of SCO Trademarks and Logos by Third Parties
Third Party Obligations

List of SCO Trademarks
List of IXI Trademarks
List of Visionware Trademarks
IP review by Legal Department



                              SCO/IBM CONFIDENTIAL

 -----------------------------------------------------------------------------
                                  INTRODUCTION
 ------------------------------------------------------------------------------

DEFINITION OF MARKS

A trademark identifies the source or sponsor of a product and a service mark identifies services of one company from another company ("marks"). Marks may consist of a variety of words and symbols. For example, a design of a tree (aka logo), a number, a slogan (aka tag line), a sound and a smell can be trademarks. Marks promoted by good advertising and consistent product or service quality create a strong and distinct impression for a business in a particular industry.

THE SANTA CRUZ OPERATION, INC.

The Santa Cruz Operation, Inc. (SCO) owns a number of registered, unregistered trademarks, and service marks (including various corporate, product, and program logos). SCO trademarks are valuable company assets because they identify our products or services to current and potential customers. Our product, service and program names, when used properly, are protected by established trademark law. If trademarks are used incorrectly, or not at all, they can, over a period of time, fall into general public use and lose their protective value. This could damage the reputation of SCO by giving others the opportunity to adopt or misuse the names that should be uniquely associated with SCO products and services. THEREFORE, PLEASE TREAT SCO'S TRADEMARKS PROPERLY, IN ACCORDANCE WITH THESE GUIDELINES.

A list of SCO's, and its subsidiaries (IXI and Visionware) trademarks appear at the end of these Guidelines on page 6. Please refer to this list and the usage guidelines when preparing your web pages, videos, contests, posters, commercials, brochures, presentations, external correspondence, publications, marketing materials, packaging materials, manuals, ads, foils, slides, etc. (anything that could possibly be seen externally-see page 10 for more details ). Please understand that this list changes frequently and all such prepared materials additionally require the Legal Department's review.

------------------------------------------------------------------------------
PROPER TRADEMARK USAGE
------------------------------------------------------------------------------

TRADEMARK SYMBOLS:

As discussed above, SCO's marks are used to identify SCO products or services. Some of the marks have been registered in the U.S.A. as well as other countries, and others are pending registration. Registered trademarks and registered service marks are denoted by the "(R)" symbol. Marks for which protection is claimed but not registered are denoted by the "(TM)" symbol. When a claimed mark refers to a service, the mark is denoted by the "(SM)" symbol. These marks should be used consistently, and in such a way that they



                              SCO/IBM CONFIDENTIAL
are easy to distinguish. The (R), (TM), and (SM) symbols should run as superscript immediately after the trademark or service mark. If superscript is not available, use parentheses: (circle-R) or (TM) or (SM). SCO trademarks and service marks need only be denoted the first time they appear in a particular text or copy.

After the initial notation of a trademark symbol, the symbol need not appear with the product name again except for the following exception. If a trademark is used and noted with its proper trademark symbol, and then the trademark is again used by combining it with another trademark, the trademark should be cited again, unless the mark is part of the complete trademark. EXAMPLE: Even if you used SCO(R) earlier in the text, now you must use SCO(R) UNIX(R) so that it does not seem like the complete mark is SCO UNIX vs. two separate trademarks. However, since "SCO OpenServer" is the complete name of the trademark and is not two separate trademarks, "SCO" does not get noted again with the (R) symbol.

TRADEMARKS ARE ADJECTIVES:

Per Trademark Law, a trademark is an adjective modifying a generic noun for the product or service. EXAMPLE: "SCO(R) UnixWare(R) system" where "system" is the generic noun. However, because it is sometimes cumbersome to continually use a trademark as an adjective in certain marketing materials, we have developed the following as an alternative method. At the first occurrence of the trademark, use it as an adjective followed by a noun, and then qualify the trademark by putting it in parentheses and quotes so later uses of the mark may be used without a noun:

EXAMPLE: SCO OpenServer systems ("SCO OpenServer") is today's leading operating system. SCO OpenServer runs critical day-to-day business operations.

This alternative method is NOT to be used with the UNIX trademark.

PLURAL, POSSESSIVE, HYPHENS & SLASHES

In addition, a trademark should not be used in the plural form or as a possessive. Instead, the modifying noun should be used in the plural form or as a possessive. See the following examples:

INCORRECT USAGE: SCO UnixWare's

CORRECT USAGE: SCO UnixWare System's

Additionally, the trademark should not be used in a combination form using a hyphen or a slash with the modifying noun or another trademark. See the following examples:

INCORRECT: SCO UnixWare-compatible

SCO OpenServer/SCO UnixWare

CORRECT USAGE: SCO UnixWare System compatible

SCO OpenServer and SCO UnixWare Systems

DON'T SHORTHAND

Trademarks should not be used in shorthand compatibility phrases such as "SCO compatible", etc. It is improper usage because it treats the trademark as a generic standard, rather than the trademark owner's



                              SCO/IBM CONFIDENTIAL
specific product brand, and unfairly leverages off the owner's substantial and valuable goodwill. See the following examples:

CORRECT USAGE: XXXXXX runs applications compatible with SCO
UnixWare System.

OR

XXXXXX is compatible with SCO UnixWare System.

OWNERSHIP FOOTNOTE

Whenever you use an SCO mark and certain third party marks, they should also be included in a footnote. For advertisements, packaging, etc. the footnote should be placed at the end of the piece. For brochures, manuals and other printed materials, the footnote should be placed either on the last page or on a copyright page (when used). You need only list those trademarks which are actually used in materials. The following is the order in which to list trademark footnotes.

1. SCO's trademarks

2. SCO's subsidiaries' trademarks (i.e. IXI Limited and Visionware Limited)

3. The UNIX footnote

4. Footnotes we are obligated by contract to list for third parties (see specific list on page 4 under title Third Party Obligations)

5. A generic footnote to cover other third party marks.

Here is a typical OWNERSHIP FOOTNOTE sample:

SCO, the SCO logos, The Santa Cruz Operation, SCO Open Server, SCO OpenServer, UnixWare, SCO WebTop, The Internet Way of Computing, and IWoC are trademarks or registered trademarks of The Santa Cruz Operation, Inc. in the U.S.A. and other countries. Wintif is a registered trademark of IXI Limited, a subsidiary of The Santa Cruz Operation, Inc. XVision, SuperVision, TermVison and SQL-Retriever are trademarks or registered trademarks of Visionware Limited, a subsidiary of The Santa Cruz Operation, Inc. UNIX is a registered trademark of The Open Group in the United States and other countries. Cheyenne and ARCserve are registered trademarks of Cheyenne Software, Inc. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

------------------------------------------------------------------------------
CORPORATE NAME
------------------------------------------------------------------------------

The formal legal name of the parent corporation is THE SANTA CRUZ OPERATION, INC. "SCO" is acceptable in most instances, although the formal name must be used in most legal-type documents (e.g. government filings, lawsuits, legal contracts). In addition, it is important to understand the difference between a trade name and a trademark. A trade name is the name under which a company does business. The Santa Cruz Operation or SCO are trade names when they refer to the company, and are trademarks when they are the brand name or part of a brand name of a product. Therefore, "SCO" and "The Santa Cruz Operation" are both trademarks and trade names. When they are used to describe the company, they are a trade name and do not require the (R) symbol. However, if they are used to describe a product, they are a trademark and, at first occurrence should contain a (R) symbol, and should be used as an adjective followed by a generic noun.



                              SCO/IBM CONFIDENTIAL

For example:

TRADE NAME USAGE: SCO is the world leading supplier....

TRADEMARK USAGE: SCO(R) operating systems are installed
worldwide.
------------------------------------------------------------------------------
USE OF THE UNIX(R) AND SCO(R) UNIXWARE(R) TRADEMARKS
------------------------------------------------------------------------------

The marks "UnixWare" and "SCO" are two separate registered trademarks owned by SCO. An ownership footnote stating that "SCO and UnixWare are registered trademarks of The Santa Cruz Operation, Inc." must appear in an appropriate area of the piece, such as at the end or on the copyright page. However, the underlying mark "UNIX" is owned by The Open Group. When initial reference is made to the UNIX mark, it should be footnoted as follows:

UNIX is a registered trademark of The Open Group in the United States and other countries.

------------------------------------------------------------------------------
USE OF THE SCO OPENSERVER TRADEMARK
------------------------------------------------------------------------------

"SCO OpenServer" and "SCO Open Server" are two different trademarks. NEVER use these trademarks without "SCO". "SCO OpenServer" describes Release 5 and "SCO Open Server" describes Release 3.0. Do NOT use "SCO OpenServer 5"; the word "Release" must be used in front of "5". In addition, an ownership footnote stating that "SCO OpenServer is a trademark of The Santa Cruz Operation, Inc." or "SCO Open Server is a trademark of The Santa Cruz Operation, Inc." must appear in an appropriate area of the piece, such as at the end or on the copyright page (see OWNERSHIP FOOTNOTE sample above).

------------------------------------------------------------------------
USE OF THE TARANTELLA TRADEMARK
------------------------------------------------------------------------

Tarantella is a new trademark. It is currently a trademark (TM), however, SCO is in the process of registering the mark. Therefore, it is important to use the mark as an adjective, followed by a generic noun (e.g. software, product, technology, server, etc. "software" and product are currently the preferred nouns of the Tarantella product group).
------------------------------------------------------------------------
USE OF SCO TRADEMARKS AND LOGOS BY THIRD PARTIES
------------------------------------------------------------------------

SCO's trademarks may not be preceded or appended directly with the name of a third party company, product or service name. Licensees may, however, reference their company, product, or service by adding a



                              SCO/IBM CONFIDENTIAL
preposition such as "from" or "for". EXAMPLE: SCO OpenServer System from Siemens, or SCO UnixWare System for Compaq Computer Systems.

Certain third parties are licensed to use certain SCO logos under special licensing agreements and must adhere to those rules contained in the licensing agreement. Third parties may not use SCO's trademarks in any manner that is potentially misleading to the public and which may confuse the public as to who owns the product.

In addition, these guidelines are not to be distributed externally. If you wish to send a list of our trademarks outside the Company, send the External.

------------------------------------------------------------------------
THIRD PARTY OBLIGATIONS
------------------------------------------------------------------------

Trademark footnotes we are obligated by contract to include for third parties are as follows:

ADOBE: The following notice is to be included whenever the mark "Adobe" is used:

Adobe is a trademark of Adobe Systems Incorporated and is registered in the U.S. Patent and Trademark Office.

ARCSERVE: The following notice is to be included whenever the mark "ARCserve" is used:

ARCserve is a registered trademark of Cheyenne Software, Inc.

CHEYENNE: The following notice is to be included whenever the mark "Cheyenne" is used:

Cheyenne is a registered trademark of Cheyenne Software, Inc.

JAVA, JAVA WORKSHOP, JAVA STUDIO, SUN, SUN MICROSYSTEMS: The following notice is to be included whenever these marks are used, being sure to include the appropriate marks:

Sun, Sun Microsystems, Java, Java Workshop, and Java Studio are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries, and are used under license. MPX: The following notice is to be included on all appropriate packaging and marketing/sales literature:

MPX was developed by Corollary, Inc.

NETSCAPE, NETSCAPE NAVIGATOR, NETSCAPE COMMUNICATIONS SERVER, NETSCAPE COMMERCE SERVER, NETSCAPE PROXY SERVER, NETSCAPE FASTTRACK SERVER, NETSCAPE ENTERPRISE SERVER, NETSCAPE SUITESPOT, NETSCAPE CATALOG SERVER, NETSCAPE NEWS SERVER, NETSCAPE MAIL SERVER, AND NETSCAPE NAVIGATOR GOLD: The following notice is to be included whenever any of these marks are used (list only marks used however):

Netscape, Netscape Navigator, Netscape Communications Server, Netscape Commerce Server, Netscape Proxy Server, Netscape FastTrack Server, Netscape Enterprise Server, Netscape SuiteSpot, Netscape



                              SCO/IBM CONFIDENTIAL

Catalog Server, Netscape News Server, Netscape Mail Server, and Netscape Navigator Gold are trademarks or registered trademarks of Netscape Communications Corporation.

In addition, when making reference to NAVIGATOR PRODUCTS or THEIR FUNCTIONALITY the following notice must be added in any advertising, marketing, technical or other materials:

"Netscape Navigator Included"

NFS: The following notice is to be included in all published documentation based, comprising, or including the documentation provided as part of the NFS product:

NFS was developed by Computer Associates, Inc. (formerly Lachman Associates, Inc. and Legent Corporation) based on LACHMAN SYSTEM V NFS. LACHMAN is a trademark of Computer Associates, Inc. NFS is a registered trademark of Sun Microsystems, Inc.

NONSTOP: The following notice is to be included whenever the mark "NonStop" is used:

NonStop is a registered trademark of Compaq Computer Corporation.

ORACLE: The following notice is to be included whenever the mark "Oracle" is used:

Oracle is a registered trademark of Oracle Corporation, Redwood City, California.

REALNETWORKS: The following notice is to be included whenever any of these marks are used (list only marks used however):

Real bubble logo, RealNetworks, RealSystem, RealAudio, RealVideo, RealPlayer, Basic Server Plus, RealEncoder, and RealPublisher are trademarks or registered trademarks of RealNetworks, Inc.

RELIANT: The following notice is to be included whenever the mark "Reliant" is used:

Reliant is a registered trademark of Siemens Pyramid Information Systems, Inc. (formerly Pyramid Technology Corporation).

TCP/IP: The following notice is to be included in all published documentation based, comprising, or including the documentation provided as part of the TCP/IP product:

TCP/IP was developed by Computer Associates, Inc. (formerly Lachman Associates, Inc. and Legent Corporation) based on LACHMAN SYSTEM V STREAMS TCP, a joint development of Lachman Associates and Convergent Technologies.

VP/IX: The following notice is to be included on all promotional materials, packaging and other written materials that contain the term "VP/ix":

VP/ix is a product developed and licensed by Phoenix Technologies, Ltd./Lachman Technology, Inc./Interactive Systems Corporation.



                              SCO/IBM CONFIDENTIAL

XREMOTE: The following notice is to be included whenever the mark "XRemote" is used:

XRemote is a registered trademark of Network Computing Devices, Inc.


                             LIST OF SCO TRADEMARKS
-----------------------------------------------------------------------
*REGISTERED TRADEMARKS

DiSCOver(R)

Multiscreen(R)

ODT(R)

Open Desktop(R)

SCO(R)

SCO Logo(with tree design)(R)

The Santa Cruz Operation(R)

UnixWare(R)

VP/ix(R)

*TRADEMARKS

Business/21(TM)

dbXtra(TM)

Internet Way of Computing(TM)

IWoC(TM)

Optimized for Internet Computing Logo(TM)

Panner(TM)

SCO ACE(TM)

SCO CIFS Bridge(TM)

SCO CUSA(TM)

SCO Doctor(TM)

SCO Doctor for Networks(TM)

SCO Doctor Lite (TM)

SCO Global Access(TM)

SCO MPX(TM)

SCO MultiView(TM)

SCO Nihongo Open Server(TM)

SCO OK(TM)




                              SCO/IBM CONFIDENTIAL

SCO OK logo(TM)

SCO Open Server(TM)

SCO OpenServer(TM)

SCO Portfolio(TM)

SCO POS System(TM)

SCO Premier Motif(TM)

SCO TermLite(TM)

SCO ToolWare (TM)

SCOtopia(TM)

SCO Vision2K(TM)

SCO Vision97(TM)

SCO VisionFS(TM)

SCO Visual Tcl(TM)

Skunkware(TM)

Tarantella(TM)

The Tarantella logo(TM)

The Business Choice(TM)

Zones(TM)

*SERVICE MARKS APC(SM)

SoftCare(SM)

SoftTech

                             LIST OF IXI TRADEMARKS
    ------------------------------------------------------------------------


*REGISTERED TRADEMARKS

Wintif(R)

*TRADEMARKS:

IXI(TM)

IXI logo(TM)

X.desktop(TM)

Deskworks(TM)

IXI Panorama(TM)



                              SCO/IBM CONFIDENTIAL

Deskterm(TM)

IXI Desktop(TM)

*SERVICE MARKS:

X.tra(SM)


                         LIST OF VISIONWARE TRADEMARKS
    ------------------------------------------------------------------------



*REGISTERED TRADEMARKS:

Devkit.Vision(R)

Esprit(R)

Kodon(R)

Super.Vision(R)

Term.Vision(R)

Visionware(R)

Visionware Direction(R)

Visionware logo(R)

Visionware SQL-Retriever(R)

Visionware Super.Vision(R)

XVision(R)


*TRADEMARKS:

Codon(TM)

PC-Connect(TM)

SQL-Retriever(TM)

SuperVision(TM)

TermVision(TM)

Vision Builder (TM)

XV Logo(TM)

X-Visionware(TM)




                              SCO/IBM CONFIDENTIAL

THESE PRINTED GUIDELINES ARE UPDATED INFREQUENTLY. CONTACT THE LAW AND CORPORATE AFFAIRS DEPARTMENT TO OBTAIN THE MOST CURRENT LIST OF SCO, IXI AND VISIONWARE TRADEMARKS.



MEMORANDUM
================================================================================

DATE: April 9, 1997
TO: SCO Employees
FROM: SCO Legal Department/Intellectual Property Workgroup
RE: When Should the Legal Department Perform an Intellectual Property Review?


Information is provided to the public in many forms, including, but not limited to the following materials:

surveys/questionnaires

cover letters

web pages/domain names

contest materials

press releases

newsletters

videos

presentations

guidelines

white papers

manuals

technical papers

media labels

packaging materials

artwork

banners

posters

datasheets

cds

annual report

inserts

postcards

commercials: tv, radio, etc. publications




                              SCO/IBM CONFIDENTIAL
collateral

brochures

slides/foils

handbooks

educational materials

demos

charts

mailings

price lists

These materials are protected under copyright, trademark, contractual and other similar rules and laws as discussed below.

Copyright Law:



Regardless of how you are providing valuable, proprietary information to the public, it is important to protect such information under copyright law. Copyright law protects the original works of its author(s) against the unauthorized copying, selling, distributing, licensing, and displaying by a third party. Use of a copyright notice ((C) 1997 The Santa Cruz Operation, Inc.) is often important because it provides notification to the public that copyright protection is claimed, and the notice entitles the copyright owner to recover certain damages. In addition, the term "All Rights Reserved" is required to avoid any possible problems under the Buenos Aires Convention. Therefore, SCO believes it is in its best interest to use copyright notices to provide copyright protection in its works. Please refer to the SCO Copyright Guidelines published by the Legal Department.


Advertising Compliance

Information provided to the public in any media must be true and accurate (especially use of numbers), and neither exaggerated nor misleading. You must be able to back up statements with some kind of proof. Therefore it is not advisable to use words such as "best", "fastest", "most reliable", "only", etc. unless one can prove such a claim. The rules regarding comparative advertising are complicated and must be complied with as well. Furthermore, written permission must be obtained when using names or quotes of third parties, regardless of where previously printed or the source. A copy of such written permission must be provided to SCO Legal.

Trademarks/Logos

Materials will most likely contain trademarks and logos of SCO and/or a third party. SCO and its subsidiaries own a number of trademarks (including various corporate, product, and program logos). SCO trademarks are valuable company assets because they identify our products to current and potential customers. Our product, service and program names, when used properly, are protected by established trademark law. If trademarks are used incorrectly, or not at all, they can, over a period of time, fall into general public use and lose their protective value. This could damage the reputation of SCO by giving



                              SCO/IBM CONFIDENTIAL
others the opportunity to adopt or misuse the names that should be uniquely associated with SCO products and services. Furthermore, to help protect SCO from potential lawsuits, etc., use of a third party's logos and trademarks must be used properly. Please refer to the SCO Trademark Guidelines published by the Legal Department.

Contractual Obligations

SCO has many contracts with other companies and individuals. Such contracts contain numerous types of intellectual property obligations which SCO is required to meet. Compliance with such obligations is extremely important so as to eliminate possible breaches by SCO, loss of contract rights, and lawsuits filed against SCO. For example, some of our contracts prohibit the use of a customer's name without its prior written permission.




Privacy and Data Protection

If you obtain information about others (e.g. information provided by filling in a form or by response email) it is important to comply with pertinent laws relating to use of that information. Sometimes you need to obtain consent of the individual/company to re-use the information. In addition, photos are often considered private and intellectual property, and written permission must be obtained prior to their publication. The Legal Department can provide sample permission letters. Privacy and data protection notices vary; they can cover items ranging all the way from those purporting to obtain complete freedom of use to those involving a promise of confidentiality.

Legislation/Court Rulings

Our state and federal laws change frequently, and it is important to keep current with such laws so as to ensure all materials meet the current intellectual property laws. In addition, court cases relating to intellectual property matters can affect the structure of the materials as well.

Disclaimers

Disclaimers for certain types of materials are important to use. These provide flexibility as well as protection. The Legal Department can draft the appropriate disclaimer.



*



                              SCO/IBM CONFIDENTIAL
                                 Page 53 of 53